Exhibit 4.2
2020 LONG-TERM INCENTIVE PLAN
(Effective February 19, 2020)

Section 1: GENERAL PROVISIONS

1.1 Purpose

The purpose of the 2020 Long-Term Incentive Plan (the “Plan”) of Lee Enterprises, Incorporated (the “Company”) is to promote the interests of the Company and its shareholders by (i) attracting and retaining officers, directors and employees of outstanding ability who will contribute to the Company’s long range success; (ii) strengthening the Company’s capability to develop, maintain and direct a competent management team; (iii) motivating officers, directors and employees, by means of performance-related incentives, to achieve longer-range performance goals; (iv) providing incentive compensation opportunities which are competitive with those of other major corporations; and (v) enabling such officers, directors and employees to participate in the long-term growth and financial success of the Company.  The Plan amends and restates the Lee Enterprises, Incorporated 1990 Long-Term Incentive Plan (as previously amended and restated, the “1990 Plan”).

1.2 Definitions

“Affiliate” means any corporation or other entity that is not a Subsidiary but as to which (i) the Company possesses a direct or indirect ownership interest and has representation on the board of directors or any similar governing body; and (ii) is designated by the Board as an “Affiliate” for purposes of this Plan.

“Award” means any right granted under the Plan, including under Sections 2 through 4 of the Plan.

“Award Agreement” means a written agreement or other instrument or document evidencing the terms and conditions of an individual Award granted under the Plan which may, in the discretion of the Company, be transmitted electronically to any Participant. Each Award Agreement shall be subject to the terms and conditions of the Plan.

“Board” means the Board of Directors of the Company, as constituted at any time.

“Code” means the Internal Revenue Code of 1986 as amended from time to time.

“Committee” means the Executive Compensation Committee of the Board.

“Common Stock” means the Common Stock, $0.01 par value, of the Company, or such other securities of the Company as may be designated by the Committee from time to time in substitution thereof.

“Company” means the Company, its divisions, Subsidiaries and Affiliates, and any successors thereto.

“Disability Date” means the date on which a Participant is deemed disabled under any employee benefit plan of the Company applicable to the Participant.

“Employee” means any person (including an officer or director) who is employed by the Company; provided that, for purposes of determining eligibility to receive Incentive Stock Options, an Employee shall mean an employee of the Company or a “parent corporation” or “subsidiary” within the meaning of Section 424 of the Code.

“Employment Period” means employment with the Company within a two (2) year period following a Change of Control as described in Section 1.6.

“Fair Market Value” means, as the Committee shall determine, either (i) the average of the high and low prices of the Common Stock, or (ii) the closing price of the Common Stock, on the date on which it is to be valued hereunder as reported for New York Stock Exchange-Composite Transactions.

“Incentive Stock Option” means an option that is designated by the Committee as an incentive stock option within the meaning of Section 422 of the Code and that meets the requirements set forth in the Plan.

“Non-Employee Director” means a member of the Board who is not an Employee, including any director within the meaning set forth in Rule 16b-3(3)(i) promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, or any successor definition adopted by the Commission.

“Non-Qualified Stock Option” means an option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

“Normal Retirement Date” has the meaning set forth in the pension or retirement plan of the Company applicable to the Participant, or such other date as may be mutually agreed upon in writing by the Committee and the Participant.

“Participant” means an Employee or Non-Employee Director who is selected by the Committee to receive an Award under the Plan or, if applicable, such other person who holds an outstanding Award.

“Restricted Period” means a period of three (3) years, or such other period of years selected by the Committee, during which a grant of Restricted Stock may be forfeited to the Company.

“Restricted Stock” means shares of Common Stock contingently granted to a Participant under Section 3 of the Plan.

“Stock Appreciation Right” means the right pursuant to Section 1.6(b) or an Award granted under Section 4 to receive, upon exercise, an amount payable in cash or shares equal to the number of shares subject to the right being exercised multiplied by the excess of (a) the Fair Market Value of a share of Common Stock on the date the Award is exercised, over (b) the exercise price specified pursuant to the right.

“Subsidiary” means any entity in which the Company possesses directly or indirectly fifty percent (50%) or more of the total combined voting power of all classes of its stock or other voting rights having voting power; provided that with respect to incentive stock options granted hereunder, the term “subsidiary” shall mean a “subsidiary corporation” as defined in Section 424(f) of the Code or any successor provision of the Code.

1.3 Administration

a.
The Plan shall be administered by the Committee, which shall have sole and complete authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of the Plan as it shall from time to time deem advisable, and to interpret the terms and provisions of the Plan.

b.
The Committee shall at all times consist of three (3) or more independent members, each of whom shall be a Non-Employee Director. In addition, the Board shall have discretion to determine whether or not it intends to comply with the exemption requirements of Rule 16b-3 of under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Committee may delegate to one or more executive officers of the Company the power to make Awards to Participants who are not officers or directors of the Company, provided the Committee shall fix the maximum amount of such Awards for the group and a maximum amount for any one Participant.

c.	The Committee’s decisions pursuant to the provisions of the Plan shall be final and binding upon all parties.

1.4 Eligibility

The Committee shall, in its sole discretion, designate which Participants are eligible to receive Awards; provided, that, Incentive Stock Options may be granted only to Employees. Awards other than Incentive Stock Options may be granted to Employees, Non-Employee Directors, or other qualified individuals or entities who perform bona fide services to the Company that are not provided in connection with the offer and sale of securities in a capital-raising transaction and such qualified individual or entities do not directly or indirectly promote or maintain a market for the Company’s securities, as determined by the Committee.

1.5 Shares Reserved

a.
Subject to adjustment in accordance with Section 1.5(b) of the Plan, there shall be reserved for issuance pursuant to the Plan a total of 3,263,468 shares of Common Stock, together with the number of shares of Common Stock underlying any Award to cover outstanding Non-Qualified Stock Options and unvested Restricted Stock under the 1990 Plan as of December 31, 2019; provided, that the number of shares of Common Stock underlying any Award granted under the Plan that expires, terminates or is cancelled or forfeited under the terms of the Plan shall be continue to be available for issuance.

b.
In the event of any change in the outstanding shares of Common Stock by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other corporate change, or any distributions to common shareholders other than cash dividends, the Committee shall make such substitution or adjustment, if any, as it deems to be equitable to accomplish fairly the purposes of the Plan and to preserve the intended benefits of the Plan to the Participants and the Company, as to the number (including the number specified in Section 1.5(a) above) or kind of shares of Common Stock or other securities issued or reserved for issuance pursuant to the Plan, including the number of outstanding stock options, the option prices thereof, and the number of outstanding Awards of other types. In the case of adjustments made pursuant to this Section 1.5(b), unless the Committee specifically determines that such adjustment is in the best interests of the Company or its Affiliates, the Committee shall, in the case of Incentive Stock Options, ensure that any adjustments under this Section 1.5(b) will not constitute a modification, extension or renewal of the Incentive Stock Options within the meaning of Section 424(h)(3) of the Code and, in the case of Non-Qualified Stock Options, ensure that any adjustments under this Section 1.5(b) will not constitute a modification of such Non-Qualified Stock Options within the meaning of Section 409A of the Code. Any adjustments made under this Section 1.5(b) shall be made in a manner that does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act. The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

1.6 Change of Control

a.
Notwithstanding any other provision of the Plan to the contrary, in the event of a Change of Control: any stock options and Stock Appreciation Rights outstanding as of the date such Change of Control is determined to have occurred, and which are not then exercisable and vested, shall not immediately vest, and any Restricted Stock shall remain subject to any applicable restrictions, but shall remain in effect in accordance with their terms, unless the Participant is terminated from his or her employment with the Company within the Employment Period, in which case (i) such stock options and Stock Appreciation Rights shall become fully exercisable and vested to the full extent of the original grant; and (ii) the restrictions and deferral limitations applicable to any Restricted Stock shall lapse, and such Restricted Stock shall become free of all restrictions and become fully vested and transferable to the full extent of the original grant.  For purposes of this subsection, a Participant shall be deemed to have been immediately terminated from his or her employment with the Company if a Change of Control described in Sections 1.6(d)(iii) or (iv) occurs.

b.
Notwithstanding any other provision of the Plan to the contrary, if, following a Change of Control an optionee is terminated from his or her employment with the Company within the Employment Period, then, during the 60-day period from and after such termination of employment (the “Exercise Period”), unless the Committee shall determine otherwise at the time of grant, the optionee shall have the right, whether or not the stock option is fully exercisable and in lieu of the payment of the exercise price for the shares of Common Stock being purchased under the stock option and by giving notice to the Company, to elect (within the Exercise Period) to surrender all or part of the stock option to the Company and to receive cash, within 30 days of such notice, in an amount equal to the amount by which the Change of Control Price per share of Common Stock on the date of such election shall exceed the exercise price per share of Common Stock under the stock option multiplied by the number of shares of Common Stock granted under the stock option as to which the right granted under this Section 1.6(b) shall have been exercised. For purposes of this subsection, a Participant shall be deemed to have been immediately terminated from his or her employment with the Company in the event of a Change of Control described in Sections 1.6(d)(iii) or (iv).

c.
For purposes of the Plan, “Change of Control Price” means the higher of (i) the highest reported sales price, regular way, of a share of Common Stock in any transaction reported on the New York Stock Exchange - Composite Tape or other national exchange on which such shares are listed or on the NASDAQ during the 60-day period prior to and including the date of a Change of Control or (ii) if the Change of Control is the result of a tender or exchange offer or a Business Combination, the highest price per share of Common Stock paid in such tender or exchange offer or Business Combination; provided, however, that in the case of Incentive Stock Options and Stock Appreciation Rights relating to Incentive Stock Options, the Change of Control Price shall be in all cases the Fair Market Value of the Common Stock on the date such Incentive Stock Option or Stock Appreciation Right is exercised. To the extent that the consideration paid in any such transaction described above consists all or in part of securities or other noncash consideration, the value of such securities or other noncash consideration shall be determined in the sole discretion of the Board.

d.	For purposes of this Plan, a “Change of Control” means:

i.
the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) (“Beneficial Ownership”) of 15% or more of the Common Stock; provided, however, that for purposes of this subsection (i), the following acquisitions do not constitute a Change of Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company (D) any acquisition by a Person of Beneficial Ownership of less than 25% of the Common Stock if such Person reports, or is required to report such Beneficial Ownership on Schedule 13G under the Exchange Act or Schedule 13D of the Exchange Act (or any comparable or successor report), which Schedule 13D does not state any present intention to (or reserve the right to) hold such Common Stock with the purpose or effect of changing or influencing the control of the Company, nor in connection with or as a participant in any transaction having such purpose or effect, or (E) any acquisition pursuant to a transaction that complies with clauses (A) or (B) of subsection (iii) below; or

ii.
individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

iii.
consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving the Company or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets or stock of another (entity by the Company or any of its subsidiaries (each, a “Business Combination”), in each case, unless, following such Business Combination, (A) (1) all or substantially all of the individuals and entities that were the beneficial owners, respectively, of the Common Stock immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of the Common Stock or, with respect to an entity other than the Company, the then outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors (or, for a non-corporate entity, equivalent governing body) of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Common Stock, (2) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of the Common Stock or, with respect to an entity other than the Company, the then outstanding shares of common stock of the corporation resulting from such Business Combination (or, for a non-corporate entity, equivalent securities) or the combined voting power of the then outstanding voting securities of such entity, except to the extent that such ownership existed prior to the Business Combination and (3) at least a majority of the members of the board of directors (or, for a non-corporate entity, equivalent governing body) of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or (B) if the Business Combination is the result of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving the Company or any of its subsidiaries in which the Company is not the resulting entity, or a sale or other disposition of all or substantially all of the assets of the Company, then each Award then-outstanding shall have been cancelled and substituted with an award in any entity other than the Company resulting from, or the acquirer of assets in, a Business Combination, which (i) is no less favorable, in terms of value and vesting rights, than the original Award made under the Plan, and (ii) provides for immediate vesting in the case of the Participant’s termination of employment within the Employment Period following the issuance of such award of equity in the acquiring entity; or

iv.	approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

1.7 Withholding

To the extent provided by the terms of an Award Agreement and subject to the discretion of the Committee, the Company shall have the right to deduct from all amounts paid in cash (whether under this Plan or otherwise) any taxes required by law or other amounts authorized by a Participant to be withheld therefrom. In the case of payments of Awards in the form of Common Stock, at the Committee’s discretion, the Participant may be required to pay to the Company the amount of any taxes required to be withheld with respect to such Common Stock, or, in lieu thereof, the Company shall have the right to retain (or the Participant may be offered the opportunity to elect to tender) the number of shares of Common Stock whose Fair Market Value on the date such taxes are required to be withheld equals the amount required to be withheld.

1.8 Non-transferability

No Award shall be assignable or transferable, and no right or interest of any Participant shall be subject to any lien, obligation or liability of the Participant, except by will or the laws of descent and distribution.

1.9 No Right to Employment or Other Service Rights

No person shall have any claim or right to be granted an Award, and nothing in the Plan or any instrument executed or Award granted pursuant thereto shall be construed as giving a Participant the right to be retained in the employ of the Company, or shall affect the right of the Company to terminate (a) the employment of an Employee with or without notice and with or without Cause or (b) the service of a director. Further, the Company expressly reserves the right at any time to dismiss a Participant free from any liability, or from any claim under the Plan, except as provided herein or in any agreement entered into with respect to an Award.

1.10 Construction of the Plan

The validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of Delaware, without regard to conflict of law principles.

1.11 Amendment

a.
The Board may amend, suspend or terminate the Plan or any portion thereof and any Award hereunder at any time, provided that no amendment shall be made without shareholder approval which shall (i) increase (except as provided in Section 1.5(b) hereof) the total number of shares reserved for issuance pursuant to the Plan; (ii) change the class of Employees eligible to be Participants; (iii) decrease the minimum option prices stated herein (other than to change the manner of determining Fair Market Value to conform to any then applicable provision of the Code or regulations thereunder); (iv) extend the expiration date of the Plan as it applies to Incentive Stock Options; or (v) withdraw the administration of the Plan from a committee consisting of three or more independent members, each of whom is a Non-Employee Director.

b.
Notwithstanding anything to the contrary contained herein, the Committee may amend the Plan in such manner as may be necessary so as to have the Plan conform with applicable law and rules and regulations thereunder. Notwithstanding anything in this Plan to the contrary, following a Change of Control the Board may not amend the Plan in a manner that would adversely affect any outstanding Award of a Participant without the written consent of such Participant.

c.
Without limiting the power of the Board under Section 1.11(a), the Committee, with the Participant’s written consent, may amend, modify or terminate any outstanding Award at any time prior to payment or exercise in any manner not inconsistent with the terms of the Plan, including without limitation, to change the date or dates as of which (i) a stock option becomes exercisable; (ii) Restricted Stock becomes non-forfeitable; or (iii) to cancel and reissue an Award under such different terms and conditions as it determines appropriate.

1.12 Dividends or Dividend Equivalents and Voting Rights

Awards may provide the Participant with (i) dividends or dividend equivalents and voting rights prior to either vesting or earnout; and (ii) to the extent determined by the Committee, cash payments in lieu of or in addition to an Award; provided, however, that dividends or dividend equivalents and voting rights may not be paid or provided prior to either vesting or earnout.

1.13 Clawback

Notwithstanding any other provisions in the Plan, the Company may cancel any Award, require reimbursement of any Award by a Participant, and effect any other right of recoupment of equity or other compensation provided under the Plan in accordance with any Company policies that may be adopted and/or modified from time to time. In addition, a Participant may be required to repay to the Company previously paid compensation, whether provided pursuant to the Plan or an Award Agreement, in accordance with such Company policies. By accepting an Award, the Participant is agreeing to be bound by such Company policies, as in effect or as may be adopted and/or modified from time to time by the Company (including, without limitation, to comply with applicable law or stock exchange listing requirements).

1.14 Unfunded Plan

The Plan shall be unfunded. Neither the Company, the Board nor the Committee shall be required to establish any special or separate fund or to segregate any assets to assure the performance of its obligations under the Plan.

1.15 Disqualifying Distributions

Any Participant who shall make a “disposition” (as defined in Section 424 of the Code) of all or any portion of shares of Common Stock acquired upon exercise of an Incentive Stock Option within two years from the grant date of such Incentive Stock Option or within one year after the issuance of the shares of Common Stock acquired upon exercise of such Incentive Stock Option shall be required to immediately advise the Company in writing as to the occurrence of the sale and the price realized upon the sale of such shares of Common Stock.

1.16 Effective Date

The Plan shall be effective on February 19, 2020, subject to ratification by the shareholders of the Company. No Awards may be granted under the Plan after December 31, 2029.

Section 2: STOCK OPTIONS

2.1 Authority of Committee

The Committee shall have sole and complete authority to grant Incentive Stock Options or Non-Qualified Stock Options, or both, to eligible persons, subject to the conditions set forth in this Plan, and such other conditions not inconsistent with the Plan. Except as approved by the shareholders, neither the Company nor the Committee may approve any repricing of stock options or Stock Appreciation Rights, nor permit the exchange for any other award, cash buyout, voluntary surrender of Incentive Stock Options, Non-Qualified Stock Options or Stock Appreciation Rights having an exercise price which is greater than the market price of the underlying Common Stock, or where shares surrendered may subsequently be re-granted, on the date of such exchange or cancellation.  All stock options shall be separately designated as Incentive Stock Options or Non-Qualified Stock Options at the time of grant. Notwithstanding the foregoing, the Company shall have no liability to any Participant or any other person if a stock option designated as an Incentive Stock Option fails to qualify as such at any time or if any option is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code and the terms of such option do not satisfy the requirements of Section 409A of the Code. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with such grant and vesting limitations as may be prescribed by Section 422A(d) of the Code, as from time to time amended, and any implementing regulations. Unless the Committee provides otherwise at the time of grant, or at any time as provided in Section 1.6, an Incentive Stock Option shall be issued in tandem with a Stock Appreciation Right and exercisable except as otherwise provided in the Plan.  The Plan shall have a three (3) year vesting cycle for Incentive Stock Options and Non-Qualified Stock Options. The Committee may provide appropriate exceptions to the three (3) year vesting cycle for new hires, retirees, disability and others as determined by the Committee.

 2.2 Exercise Price

a.
Subject to the provisions of Section 2.2(b), the option exercise price of each stock option grant shall be established by the Committee at the time each stock option is granted, provided, that, such exercise price shall not be less than 100% of the Fair Market Value of the Common Stock subject to such option on the grant date of the option. The option price shall be subject to adjustment in accordance with the provisions of Section 1.5(b) hereof.

b.
A person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its Affiliates shall not be granted an Incentive Stock Option unless the exercise price of such Incentive Stock Option is at least 110% of the Fair Market Value of the Common Stock on the grant date and such Incentive Stock Option is not exercisable after the expiration of five years from such grant date.

2.3 Exercise of Options

a.
The Committee may determine that any stock option shall become exercisable in installments and may determine that the right to exercise such stock option as to such installments shall expire on different dates or on the same date. Incentive Stock Options may not be exercisable later than ten years after their date of grant.

b.
In the event a Participant ceases to be an Employee, with the consent of the Committee, or upon the occurrence of his or her death, Normal Retirement Date (or, if approved in writing by the Committee, his or her actual retirement date) or Disability Date, his or her stock options shall be exercisable at any time prior to a date established by the Committee at the date of grant or in the Award Agreement. Except as otherwise provided by the Committee, if a Participant ceases to be an Employee for any other reason, his or her rights under all stock options shall terminate no later than the thirtieth (30th) day after such cessation of employment.

c.
Each stock option shall be confirmed by an Award Agreement executed by the Company and by the Participant. The option price of each share as to which an option is exercised shall be paid in full at the time of such exercise. Such payment shall be made in cash, by tender of shares of Common Stock owned by the Participant valued at Fair Market Value as of the date of exercise, subject to such limitations on the tender of Common Stock as the Committee may impose, or by a combination of cash and shares of Common Stock. In addition, the Committee may provide the Participant with assistance in financing the option price and applicable withholding taxes, on such terms and conditions as it determines appropriate.

d.
Stock options may be exercised during the option term (as specified in the option agreement), by giving written notice of exercise to the Company specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price, either by check, note or such other type of instrument as may be determined from time to time to be acceptable by the Committee or in accordance with procedures established by the Committee. As determined by, or in accordance with procedures established by, the Committee, in its sole discretion, at or after grant, payment in full or in part may also be made in the case of the exercise of a Non-Qualified Stock Option in the form of Restricted Stock subject to an Award hereunder (based, in each case, on the Fair Market Value of the Common Stock on the date the option is exercised, as determined by the Committee). If payment of the option exercise price of a Non-Qualified Stock Option is made in whole or in part in the form of Restricted Stock, such Restricted Stock (and any replacement shares relating thereto) shall remain (or be) restricted, as the case may be, in accordance with the original terms of the Restricted Stock award in question, and any additional Common Stock received upon the exercise shall be subject to the same forfeiture restrictions, unless otherwise determined by, or in accordance with procedures established by, the Committee, in its sole discretion, at or after grant.

e.
To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company and its Affiliates) exceeds $100,000, such options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Non-Qualified Stock Options.

Section 3: RESTRICTED STOCK

3.1 Authority of Committee

Subject to the provisions of the Plan, the Committee shall have sole and complete authority to grant shares of Restricted Stock to eligible persons, and determine the number of shares of Restricted Stock to be granted to each Participant, the duration of the Restricted Period during and the conditions under which the Restricted Stock may be forfeited, the purchase price, if any, to be paid by a Participant for such Restricted Stock, and the terms and conditions of the Award in addition to those contained in Section 3.3. Such determinations shall be made by the Committee at the time of the grant.

3.2 Annual Award of Restricted Stock to Non-Employee Directors

Beginning on June 1, 2020, and annually on the first business day of June of each year thereafter (or on such other date as the Committee may determine), each Non-Employee Director shall automatically be granted an Award of Restricted Stock with a Fair Market Value of such amount and for such Restricted Period as shall be determined from time to time by the Board on the date of such grant.  A Non-Employee Director who is elected by the Board to fill a vacancy or newly created directorship between annual meetings of shareholders shall automatically receive the Award of Restricted Stock in an amount determined by the Board at the time of his or her election on the earlier of the first business day of the fourth month after taking office or the last business day of the year in which he or she took office, provided, that, any Participant who is elected to the Board to fill such a vacancy shall receive only one such Award per fiscal year.

3.3 Terms and Conditions

Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, except as provided under the Plan, during the Restricted Period. Each Restricted Stock Award granted under the Plan shall be evidenced by an Award Agreement. Certificates issued in respect of shares of Restricted Stock shall be registered in the name of the Participant and deposited by him or her, together with a stock power endorsed in blank, with the Company. With respect to Restricted Stock Awards, as of the first day of each quarter, during the applicable restricted period for all Restricted Stock awarded hereunder, the Company shall credit to each Participant an amount equal to the value of all dividends and other distributions (whether in cash or other property) paid by the Company during the prior quarter on the equivalent number of shares of Common Stock. Any dividend equivalents or other distributions credited shall be distributed in cash (with or without interest or other earnings, as provided at the discretion of the Committee) to the Participant only if, when and to the extent such Restricted Stock vests. At the expiration of the Restricted Period, the Company shall deliver such certificates to the Participant or his or her legal representative.  Notwithstanding anything to the contrary in the Plan, any Awards granted pursuant to the Amended and Restated Lee Enterprises, Incorporated 1996 Stock Plan for Non-Employee Directors (as effective February 22, 2017) shall remain subject to the terms and conditions of such plan, which are incorporated by reference as if fully set forth herein.

3.4 Termination of Employment

Unless otherwise provided by the Committee at the time of the grant of Restricted Stock or in the Award Agreement, upon the occurrence, during the Restricted Period, of his or her death, Normal Retirement Date (or, if approved in writing by the Committee, his or her actual retirement date) or Disability Date, the restrictions imposed hereunder shall lapse with respect to such shares of Restricted Stock awarded to such Participant.  In the event a Participant ceases to be an Employee or Non-Employee Director for any other reason (including, without limitation, his or her voluntary termination of employment with the Company) during the Restricted Period, unless otherwise provided by the Committee at or prior to such occurrence, all shares of Restricted Stock awarded to such Participant shall thereupon be forfeited and returned to the Company, and all rights of the Participant to such shares and as a shareholder with respect to such shares shall terminate without any further obligation on the part of the Company.

Section 4: COMMON STOCK AND OTHER EQUITY-BASED AWARDS

4.1 Authority of Committee

Subject to the provisions of the Plan, the Committee may grant shares of Common Stock and other equity-based awards that are based on or measured by Company Stock (“Other Equity-Based Awards”) to any Participant on such terms and conditions as the Committee shall determine. Notwithstanding anything to the contrary contained herein, in no event may dividends and dividend equivalents that may be applicable to Other Equity-Based Awards be paid until and to the extent such Award is vested. With respect to Restricted Stock Awards, as of the first day of each quarter, during the applicable restricted period for all Restricted Stock awarded hereunder, the Company shall credit to each Participant an amount equal to the value of all dividends and other distributions (whether in cash or other property) paid by the Company during the prior quarter on the equivalent number of shares of Common Stock. Any dividend equivalents or other distributions credited shall be distributed in cash (with or without interest or other earnings, as provided at the discretion of the Committee) to the Participant only if, when and to the extent such Restricted Stock vests. Each Common Stock Award and Other Equity-Based Award shall be evidenced by, and subject to such conditions not inconsistent with the Plan as may be reflected in, an Award Agreement. The Committee shall have the discretion to determine the number of Awards to be granted to any Participant, the purchase price, if any, to be paid by a Participant for such Awards, and the terms and conditions of the Awards, and other terms, conditions, and restrictions of the Award.